GAM [LOGO]                                IMPORTANT NOTICE
                                PLEASE TAKE A MOMENT OF YOUR TIME TO
                                           CAST YOUR VOTE.
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                                                                January 24, 2006


                            GAM AVALON LANCELOT, LLC

Dear Member:

We have been trying to reach you regarding the Special Meeting of Members of GAM Avalon Lancelot, LLC (the "Fund"). As you may already know, the Special Meeting of Members is SCHEDULED TO BE HELD ON FEBRUARY 8, 2006. Since the Meeting is right around the corner, it is extremely important for all Members to vote for the matters set forth on the enclosed proxy card.

The Fund's records currently indicate that you have not issued a vote. We ask you to PLEASE TAKE A MOMENT NOW TO VOTE YOUR UNITS IN THE FUND. Details of the proposals can be found in the proxy material previously mailed to you. However, if you have questions regarding the Special Meeting or the proposals set forth on the enclosed proxy card, please call 1-800-820-2415.

PLEASE VOTE YOUR SHARES TODAY. YOUR PARTICIPATION WILL ASSIST THE FUND IN HOLDING THIS SPECIAL MEETING AND COULD HELP TO REDUCE THE EXPENSES INVOLVED WITH ADDITIONAL SOLICITATION.

For your convenience, please utilize one of the easy methods below to register your vote:

BY PHONE:     Call  1-800-820-2415  between  the  hours of 10:00 am and 10:00 pm
              Monday through Friday. Representatives will be able to record your vote at the time of the call.

BY MAIL: You may also cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.


THE BOARD OF DIRECTORS OF THE FUND HAS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT THE MEMBERS VOTE "FOR" THE PROPOSALS.

We greatly appreciate your time and consideration and thank you for your assistance with this important matter.




                       DON'T HESITATE. PLEASE VOTE TODAY!